Exhibit 99.1

Staples, Inc. Announces Third Quarter 2013 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--November 20, 2013--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended November 2, 2013. Total company sales for the third quarter of 2013 were $6.1 billion, a decrease of four percent compared to the third quarter of 2012. Third quarter 2013 total company sales growth was negatively impacted by one percent due to 107 store closures in North America and Europe during the 12 months preceding the third quarter of 2013. The foreign exchange impact from the stronger U.S. dollar also negatively impacted total company sales growth by one percent during the third quarter of 2013.

“It’s been a year since we announced our strategic reinvention, and we’re evolving our business to meet the changing needs of customers,” said Ron Sargent, Staples’ chairman and chief executive officer. “We continue to face weak demand for core office supplies, but we’re driving growth online and in new categories, while aggressively managing expenses.”

Third Quarter 2013 Reinvention Highlights

  Launched the biggest refresh to Staples.com and Staples.ca since 2005
  Added data science expertise and a Silicon Valley presence with the acquisition of Runa
  Increased assortment on Staples.com by nearly 50 percent with the addition of 70,000 products
  Rolled out new collaborative contract selling model in North America
  Achieved 2013 cost reduction goal of $150 million ahead of schedule
  Continued to aggressively reduce expenses and streamline organization in Europe

Third Quarter 2013 Financial Summary

	Third Quarter
(dollar amounts in millions)	2013	2012	Change
Total company sales	$6,112	$6,353	(3.8%)

GAAP operating income	$367	($357)	$724
Non-GAAP operating income*	$431	$500	($69)

GAAP operating income rate	6.0%	(5.6%)	1,162 basis points
Non-GAAP operating income rate*	7.0%	7.9%	(82 basis points)

GAAP income from continuing operations	$220	($569)	$789
Non-GAAP income from continuing operations*	$274	$310	($36)

GAAP earnings per diluted share from continuing operations	$0.34	($0.85)	NM
Non-GAAP earnings per diluted share from continuing operations*	$0.42	$0.46	(9%)

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures. Non-GAAP operating income, non-GAAP operating income rate, non-GAAP income from continuing operations, and non-GAAP earnings per diluted share from continuing operations exclude the impact of Q3 2013 charges related to employee severance and other associated restructuring activities, as well as the impact of Q3 2012 charges related to the impairment of goodwill and other assets, restructuring charges and accelerated tradename amortization. Non-GAAP income from continuing operations and non-GAAP earnings per diluted share from continuing operations also excludes Q3 2012 tax charges. In total, these charges negatively impacted Q3 2013 GAAP earnings per share from continuing operations by $0.08 and Q3 2012 GAAP earnings per share from continuing operations by $1.31.

On a GAAP basis, the company reported third quarter 2013 income from continuing operations of $220 million, or $0.34 per share, compared to a loss of $569 million, or $0.85 per diluted share, achieved in the third quarter of 2012. Excluding the impact of $64 million of pre-tax charges related to employee severance and other associated restructuring activities during the third quarter of 2013, the company reported non-GAAP income from continuing operations of $274 million, or $0.42 per diluted share, compared to third quarter 2012 non-GAAP income of $310 million, or $0.46 per diluted share.

Total company non-GAAP operating income rate declined 82 basis points to 7.05 percent compared to non-GAAP operating income rate of 7.87 percent achieved during the third quarter of 2012. This decline primarily reflects lower product margins, the negative impact of fixed expenses on lower sales, and investments related to the company’s strategic initiatives, partially offset by savings related to headcount reductions, reduced marketing expense, and lower equity compensation.

The company generated operating cash flow of $875 million and invested $204 million in capital expenditures year to date, resulting in year to date free cash flow of $671 million. The company repurchased 6.8 million shares for $104 million during the third quarter of 2013, and has repurchased 18.2 million shares for $269 million year to date. At the end of the third quarter, the company had $2.5 billion in liquidity, including $1.4 billion in cash and cash equivalents.

North American Stores and Online

	Third Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$3,013	$3,181	(5.3%)
Comparable store sales			(3%)

Operating income	$285	$329	($44)
Operating income rate	9.5%	10.4%	(88 basis points)

Sales for the third quarter of 2013 were $3.0 billion, a decrease of five percent compared to the third quarter of 2012. Third quarter 2013 sales growth was negatively impacted by approximately one percent due to 59 store closures during the 12 months preceding the third quarter of 2013, net of estimated sales transfers to remaining stores. The sales decline also reflects weakness in office supplies, business machines and technology accessories, as well as computers, partially offset by growth in tablets, facilities and breakroom supplies, and copy and print services. Comparable store sales, which exclude sales in Staples.com, decreased three percent, reflecting a three percent decline in traffic and flat average order size versus the prior year. Staples.com sales grew three percent during the third quarter of 2013. The sales increase reflects increased customer traffic and stable customer conversion, partially offset by lower average order size. Operating income rate decreased 88 basis points to 9.47 percent compared to the third quarter of 2012. This decline primarily reflects increased costs related to growth initiatives in Staples.com, and the negative impact of fixed expenses on lower sales, partially offset by reduced retail store labor expense and marketing expense. During the third quarter of 2013, the company closed 7 stores in the U.S.

North American Commercial

	Third Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$2,089	$2,075	0.7%

Operating income	$159	$184	($25)
Operating income rate	7.6%	8.9%	(126 basis points)

Sales for the third quarter of 2013 were $2.1 billion, an increase of one percent compared to the third quarter of 2012. This primarily reflects growth in facilities and breakroom supplies, tablets, and furniture, partially offset by declines in office supplies, paper, and ink and toner. Operating income rate decreased 126 basis points to 7.60 percent compared to the third quarter of 2012. This decline primarily reflects investments in sales force and marketing costs to drive growth.

International Operations

	Third Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$1,010	$1,098	(8.0%)

Operating (loss) income	$2	($2)	$3
Operating (loss) income rate	0.2%	(0.2%)	31 basis points

Sales in International Operations for the third quarter of 2013 were $1.0 billion, a decrease of eight percent in U.S. dollars, as well as on a local currency basis, compared to the third quarter of 2012. The sales decline reflects weakness in European delivery, a negative impact of approximately two percent due to 48 European store closures during the 12 months preceding the third quarter of 2013, and to a lesser extent, weakness in Australia. Comparable store sales in Europe declined two percent with modest declines in both traffic and average order size. Operating income rate increased 31 basis points to 0.16 percent compared to the third quarter of 2012. Excluding $16 million of accelerated Australia tradename amortization during the third quarter of 2012, operating income rate decreased 111 basis points. This decline primarily reflects the negative impact of fixed expenses on lower sales, as well as lower product margins in Australia and European delivery, partially offset by reduced marketing and rent expense.

Discontinued Operations

During the third quarter of 2013, the company recorded an after-tax loss from discontinued operations of $85 million related to its European Printing Systems business. This includes a loss of $81 million related to the completion of the sale of this business during the third quarter of 2013, which was primarily non-cash in nature.

Outlook

The company expects full year 2013 sales to decrease in the low single-digits compared to 2012 sales on a 52 week basis of $23.9 billion. The company expects full year 2013 non-GAAP diluted earnings per share from continuing operations to be in the range of $1.21 to $1.25. The company’s full year non-GAAP diluted earnings per share estimate excludes the charges incurred during the third quarter of 2013 related to severance expense and other associated restructuring activities. The company expects to generate more than $900 million of free cash flow and plans to continue repurchasing its common stock through open-market purchases during 2013.

Presentation of Non-GAAP Information

This press release presents certain results with and without the impact of restructuring charges during the third quarter of 2013 and with and without the charges incurred during the third quarter of 2012 related to the impairment of goodwill and other assets, restructuring charges, accelerated tradename amortization, and the establishment of valuation allowances. This press release also presents certain results for 2012 and 2013 both with and without the impact of fluctuations in foreign currency exchange rates. In addition, the company’s outlook for 2013 diluted earnings per share from continuing operations excludes the impact of restructuring charges during the third quarter of 2013, and the outlook for total company sales growth is calculated using 2012 total company sales on a 52 week basis. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, when first disclosed, management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation to the most comparable GAAP financial measure.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and second largest internet retailer. For 27 years, Staples has served the needs of business customers and its vision is to provide every product businesses need to succeed. Through its world-class retail, online and delivery capabilities, Staples offers office supplies, technology products and services, facilities and breakroom supplies, furniture, copy and print services and a wide range of other product categories. With thousands of associates worldwide dedicated to making it easy for businesses of all sizes, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; we face uncertainties in connection with the implementation of our strategies to transform our business and our inability to successfully implement our strategies could adversely affect our business and financial performance; we have recognized substantial goodwill impairment charges in the past and may be required to recognize additional goodwill impairment charges in the future; our market is highly competitive and we may not be able to continue to compete successfully; if the products and services that we offer fail to meet our customer needs, our performance could be adversely affected; we may be unable to continue to enter new markets successfully; our international operations expose us to risks inherent in foreign operations; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property liability, product liability, import/export liability, government investigations and claims, and other risks associated with global sourcing; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or our customers’ or associates’ personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-party vendors and service providers; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	November 2, 2013	February 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,391,171	$1,334,302
Receivables, net	1,895,679	1,815,586
Merchandise inventories, net	2,421,873	2,314,058
Deferred income tax assets	218,033	218,899
Prepaid expenses and other current assets	322,611	346,773
Current assets of discontinued operations	—	170,819
Total current assets	6,249,367	6,200,437

Property and equipment:
Land and buildings	996,836	1,015,225
Leasehold improvements	1,304,437	1,300,258
Equipment	2,689,063	2,625,949
Furniture and fixtures	1,084,681	1,088,669
Total property and equipment	6,075,017	6,030,101
Less: Accumulated depreciation	4,248,393	4,066,926
Net property and equipment	1,826,624	1,963,175

Intangible assets, net of accumulated amortization	395,997	384,609
Goodwill	3,250,560	3,221,162
Other assets	456,958	510,622
Total assets	$12,179,506	$12,280,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,114,917	$1,896,040
Accrued expenses and other current liabilities	1,369,186	1,405,752
Debt maturing within one year	972,969	987,161
Current liabilities of discontinued operations	—	129,672
Total current liabilities	4,457,072	4,418,625

Long-term debt, net of current maturities	1,000,516	1,001,943
Other long-term obligations	658,534	723,343

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 937,430,495 and 654,041,037 shares at November 2, 2013 and 932,246,614 shares and 669,182,785 shares at February 2, 2013, respectively	562	559
Additional paid-in capital	4,823,665	4,711,113
Accumulated other comprehensive loss	(444,116)	(388,773)
Retained earnings	6,866,954	6,694,207
Less: Treasury stock at cost, 283,389,458 shares at November 2, 2013 and 263,063,829 shares at February 2, 2013	(5,192,207)	(4,888,953)
Total Staples, Inc. stockholders’ equity	6,054,858	6,128,153
Noncontrolling interests	8,526	7,941
Total stockholders’ equity	6,063,384	6,136,094
Total liabilities and stockholders’ equity	$12,179,506	$12,280,005

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Sales	$6,111,695	$6,353,140	$17,240,990	$17,812,530
Cost of goods sold and occupancy costs	4,456,969	4,601,286	12,715,758	13,040,678
Gross profit	1,654,726	1,751,854	4,525,232	4,771,852
Operating expenses:
Selling, general and administrative	1,210,251	1,237,196	3,581,206	3,673,598
Impairment of goodwill and long-lived assets	—	810,996	—	810,996
Restructuring charges	64,085	30,396	64,085	30,396
Amortization of intangibles	13,794	30,413	40,551	60,466
Total operating expenses	1,288,130	2,109,001	3,685,842	4,575,456

Operating income (loss)	366,596	(357,147)	839,390	196,396

Other (expense) income:
Interest income	1,319	1,249	4,289	4,251
Interest expense	(30,446)	(40,343)	(91,682)	(124,195)
Other income (expense), net	3,975	(1,788)	(3,834)	(3,469)
Income (loss) from continuing operations before income taxes	341,444	(398,029)	748,163	72,983
Income tax expense	121,359	170,703	253,542	323,780
Income (loss) from continuing operations, including the portion attributable to the noncontrolling interests	220,085	(568,732)	494,621	(250,797)
Discontinued Operations:
Loss from discontinued operations, net of income taxes	(84,857)	(27,559)	(86,935)	(38,084)
Consolidated net income (loss)	135,228	(596,291)	407,686	(288,881)
Loss attributed to the noncontrolling interests	—	(39)	—	(119)
Income (loss) attributed to Staples, Inc.	$135,228	$(596,252)	$407,686	$(288,762)
Amounts attributable to Staples, Inc.:
Income (loss) from continuing operations	$220,085	$(568,693)	$494,621	$(250,678)
Loss from discontinued operations	(84,857)	(27,559)	(86,935)	(38,084)
Income (loss) attributed to Staples, Inc.	$135,228	$(596,252)	$407,686	$(288,762)

Basic Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.34	$(0.85)	$0.76	$(0.37)
Discontinued operations attributed to Staples, Inc.	(0.13)	(0.04)	(0.13)	(0.06)
Net income (loss) attributed to Staples, Inc.	$0.21	$(0.89)	$0.63	$(0.43)
Diluted Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.34	$(0.85)	$0.75	$(0.37)
Discontinued operations attributed to Staples, Inc.	(0.13)	(0.04)	(0.13)	(0.06)
Net income (loss) attributed to Staples, Inc.	$0.21	$(0.89)	$0.62	$(0.43)

Weighted Average Shares Outstanding:
Basic	650,967	666,989	653,536	673,366
Diluted	655,038	666,989	660,514	673,366

Dividends declared per common share	$0.12	$0.11	$0.36	$0.33

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands)

	13 Weeks Ended		39 Weeks Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
Comprehensive income (loss) from consolidated operations	$191,130	$(461,644)	$352,528	$(349,218)
Comprehensive income attributed to noncontrolling interests	52	128	185	114
Comprehensive income (loss) attributed to Staples, Inc.	$191,078	$(461,772)	$352,343	$(349,332)

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended
	November 2, 2013	October 27, 2012
Operating Activities:
Consolidated net income (loss)	$407,686	$(288,881)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	301,348	301,840
Amortization of intangibles	40,551	60,466
Loss on disposal of business	80,887	—
Impairment of goodwill and long-lived assets	—	810,996
Stock-based compensation	62,113	90,406
Excess tax benefits from stock-based compensation arrangements	(2,164)	(179)
Deferred income tax expense	41,856	68,915
Other	(1,481)	(932)
Changes in assets and liabilities:
(Increase) decrease in receivables	(81,505)	10,622
Increase in merchandise inventories	(138,399)	(40,094)
Decrease (increase) in prepaid expenses and other assets	17,359	(65,109)
Increase in accounts payable	203,200	31,188
Increase (decrease) in accrued expenses and other liabilities	52	(40,855)
Decrease in other long-term obligations	(56,364)	(42,997)
Net cash provided by operating activities	875,139	895,386

Investing Activities:
Acquisition of property and equipment	(204,212)	(204,163)
Cash paid for termination of joint venture	(34,298)	—
Proceeds from the sale of property and equipment	12,849	9,500
Disposition of business, net	(12,736)	—
Acquisition of businesses, net of cash acquired	(74,632)	(1,941)
Net cash used in investing activities	(313,029)	(196,604)

Financing Activities:
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	56,146	26,039
Proceeds from borrowings	31,614	70,031
Payments on borrowings	(39,863)	(423,303)
Purchase of noncontrolling interest	(96)	(5,651)
Cash dividends paid	(234,939)	(221,682)
Excess tax benefits from stock-based compensation arrangements	2,164	179
Repurchase of common stock	(303,254)	(383,220)
Net cash used in financing activities	(488,228)	(937,607)
Effect of exchange rate changes on cash and cash equivalents	(16,308)	(4,640)
Net increase (decrease) in cash and cash equivalents	57,574	(243,465)
Cash and cash equivalents at beginning of period	1,334,302	1,264,149
Cash and cash equivalents at end of period	1,391,876	1,020,684
Less: Net increase in cash and cash equivalents attributed to discontinued operations	(705)	(641)
Cash and cash equivalents at the end of the period attributed to continuing operations	$1,391,171	$1,020,043

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	November 2, 2013	October 27, 2012	November 2, 2013	October 27, 2012
	Sales
North American Stores & Online	$3,012,860	$3,180,989	$8,203,638	$8,530,352
North American Commercial	2,088,955	2,074,599	6,078,232	6,006,032
International Operations	1,009,880	1,097,552	2,959,120	3,276,146
Total segment sales	$6,111,695	$6,353,140	$17,240,990	$17,812,530

	Business Unit Income (Loss)
North American Stores & Online	$285,435	$329,431	$557,541	$669,996
North American Commercial	158,709	183,782	436,803	485,312
International Operations	1,617	(1,692)	(28,756)	(27,114)
Business unit income	445,761	511,521	965,588	1,128,194
Stock-based compensation	(15,080)	(27,276)	(62,113)	(90,406)
Impairment of goodwill and long-lived assets	—	(810,996)	—	(810,996)
Restructuring charges	(64,085)	(30,396)	(64,085)	(30,396)
Interest and other expense, net	(25,152)	(40,882)	(91,227)	(123,413)
Income (loss) from continuing operations before income taxes	$341,444	$(398,029)	$748,163	$72,983

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	November 2, 2013
	As Reported	Restructuring Charges	Non-GAAP

Operating income	$366,596	$64,085	$430,681
Interest and other expense, net	(25,152)	—	(25,152)
Income from continuing operations before income taxes	341,444	64,085	405,529

Income tax expense	121,359	10,481	131,840

Income from continuing operations attributed to Staples, Inc.	$220,085	$53,604	$273,689

Diluted per share income from continuing operations attributed to Staples, Inc	$0.34	$0.08	$0.42

Effective tax rate	35.5%		32.5%
	39 Weeks Ended
	November 2, 2013
	As Reported	Restructuring Charges	Non-GAAP

Operating income	$839,390	$64,085	$903,475
Interest and other expense, net	(91,227)	—	(91,227)
Income from continuing operations before income taxes	748,163	64,085	812,248

Income tax expense	253,542	10,481	264,023

Income from continuing operations attributed to Staples, Inc.	$494,621	$53,604	$548,225

Diluted per share income from continuing operations attributed to Staples, Inc	$0.75	$0.08	$0.83

Effective tax rate	33.9%		32.5%

	13 Weeks Ended
	October 27, 2012
		Adjustments
	As Reported	Impairment of Goodwill and Long-Lived Assets	Restructuring Charges	Accelerated trade-name amortization	Non-GAAP
Operating (loss) income	$(357,147)	$810,996	$30,396	$15,599	$499,844
Interest and other expense, net	(40,882)				(40,882)
(Loss) income from continuing operations before income taxes	$(398,029)				$458,962

Income tax expense	$170,703				$170,703
Adjustments	—				(21,541)
Adjusted income tax	$170,703				$149,162

(Loss) income from continuing operations	$(568,732)				$309,800
Loss attributed to the noncontrolling interests	(39)				(39)
(Loss) income from continuing operations attributed to Staples, Inc.	$(568,693)				$309,839

Effective Tax Rate	(42.9)%				32.5%

Per share (loss) income from continuing operations attributed to Staples, Inc:
Basic and diluted earnings per common share	$(0.85)				$0.46

Weighted average common shares outstanding	666,989				666,989
Effect of dilutive securities	—				4,354
Weighted average common shares outstanding assuming dilution	666,989				671,343

	13 Weeks Ended
	November 2, 2013		October 27, 2012		Change
International Operations Business Unit Income (Loss) Rate
Sales	$1,009,880	100%	$1,097,552	100.00%	(7.99)%

As reported business unit income (loss)	$1,617	0.16%	$(1,692)	(0.15)%	0.31
Accelerated trade-name amortization	—	—%	15,599	1.42%	(1.42)
Non-GAAP business unit income	$1,617	0.16%	$13,907	1.27%	(1.11)

	39 Weeks Ended
	October 27, 2012
		Adjustments
	As Reported	Impairment of Goodwill and Long-Lived Assets	Restructuring Charges	Accelerated trade -name amortization	Non-GAAP
Operating income	$196,396	$810,996	$30,396	$15,599	$1,053,387
Interest and other expense, net	(123,413)				(123,413)
Income from continuing operations before income taxes	$72,983				$929,974

Income tax expense	$323,780				$323,780
Adjustments	—				(21,541)
Adjusted income tax	$323,780				$302,239

(Loss) income from continuing operations	$(250,797)				$627,735
Loss attributed to the noncontrolling interests	(119)				(119)
(Loss) income from continuing operations attributed to Staples, Inc.	$(250,678)				$627,854

Effective Tax Rate	443.6%				32.5%

Per share (loss) income from continuing operations attributed to Staples, Inc:
Basic earnings per common share	$(0.37)				$0.93
Diluted earnings per common share	$(0.37)				$0.92

Weighted average common shares outstanding	673,366				673,366
Effect of dilutive securities	—				6,602
Weighted average common shares outstanding assuming dilution	673,366				679,968

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended November 2, 2013
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(5.3)%	1.1%	(4.2)%
North American Commercial	0.7%	0.3%	1.0%
International Operations	(8.0)%	0.4%	(7.6)%
Total sales	(3.8)%	0.7%	(3.1)%

	39 Weeks Ended November 2, 2013

	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(3.8)%	0.6%	(3.2)%
North American Commercial	1.2%	0.2%	1.4%
International Operations	(9.7)%	0.6%	(9.1)%
Total sales	(3.2)%	0.5%	(2.7)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended

	November 2, 2013	October 27, 2012
Net cash provided by operating activities	$875,139	$895,386
Acquisition of property and equipment	(204,212)	(204,163)
Free cash flow	$670,927	$691,223

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487